As filed with the Securities and Exchange Commission on August 9, 2005

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIRST CAPITAL BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Georgia	58-2362335
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3320 Holcomb Bridge Road, N.W., Suite A, Norcross, Georgia 30092
(Address of principal executive offices and zip code)

FIRST CAPITAL BANCORP, INC. 1994 STOCK INCENTIVE PLAN
(Full Title of the Plan)

H.N. Padget, Jr.
First Capital Bancorp, Inc.
3320 Holcomb Bridge Road, N.W.
Suite A
Norcross, Georgia 30092
(Name and address of agent for service)

(888) 921-2265
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	166,868(1) Shares	$23.26(2)	$3,881,349.68(3)	$456.84

(1)
This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2)	The average of the high and low prices of the Registrant’s Common Stock as reported by the NASDAQ Over-the-Counter Bulletin Board for August 2, 2005.

(3)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

(2)	The Registrant’s Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2005;

(3)	The Registrant’s Current Reports on Form 8-K filed on January 6, 2005, January 14, 2005, January 31, 2005, February 9, 2005, April 27, 2005 and June 2, 2005; and

(4)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A as declared effective by the Securities and Exchange Commission on April 3, 1998.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

The provisions of the Georgia Business Corporation Code and the Registrant’s bylaws set forth the extent to which the Registrant’s directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under these indemnification provisions, the Registrant is required to indemnify any of its directors or officers against any reasonable expenses (including attorneys’ fees) incurred by such director or officer in defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, to which such director or officer was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that such director or officer is or was a director or officer of the Registrant or who, while a director of the Registrant, is or was serving at the Registrant’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Registrant may indemnify any of its directors or its officers, against any liability incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that such director or officer is or was a director or officer of the Registrant or who, while a director or officer of the Registrant, is or was serving at the Registrant’s request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, if such director or officer acted in a manner such director or officer believed in good faith to be in, or not opposed to, the best interests of the Registrant, or, with respect to any criminal proceeding, had no reasonable cause to believe such director’s or officer’s conduct was unlawful, if a determination has been made that the director or officer has met these standards of conduct. No indemnification shall be made in respect of any claim, issue, or matters as to which such person shall have been adjudged liable to the Registrant unless and only to the extent that the Superior Court or court in which such action or suit was brought shall determine upon application that, despite the adjudication of the liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper. The Registrant may also provide advancement of expenses incurred by a director or officer in defending any such action, suit, or proceeding upon receipt of a written affirmation of such officer or director that such director or officer has met certain standards of conduct and an undertaking by or on behalf of such director or officer to repay such advances unless it is ultimately determined that such director or officer is entitled to indemnification by the Registrant.

The Registrant’s articles of incorporation contain a provision which provides that, to the fullest extent permitted by the Business Corporation Code of Georgia, directors of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of his duty of care or any other duty as a director.

The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit
No.	Description

5.1	Opinion of Powell Goldstein LLP with respect to the securities being registered, including consent.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Mauldin & Jenkins, LLC, independent registered accounting firm.

24.1	Power of Attorney (see signature pages to this Registration Statement).

99.1	First Capital Bancorp, Inc. 1994 Stock Incentive Plan (incorporated by reference from Exhibit 10.4 to First Capital Bancorp’s Annual Report on Form 10-KSB filed on April 15, 2005).

Item 9.  Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this the 8th day of August, 2005.

FIRST CAPITAL BANCORP, INC.

By:	/s/ H.N. Padget, Jr.
H.N. Padget, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of H.N. Padget, Jr., William R. Blanton and Steven G. Deaton as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
C. Dan Alford	Director	August 8, 2005
/s/ William R. Blanton William R. Blanton	Chief Financial Officer, Chief Operating Officer and Vice Chairman of the Board of Directors (Principal Financial and Accounting Officer)	August 8, 2005

Signature	Title	Date
/s/ Patricia R. Grimes Patricia R. Grimes	Director	August 4, 2005
/s/ William H. Groce William H. Groce	Secretary and Director	August 4, 2005
/s/ David R. Hink David R. Hink	Chairman of the Board of Directors	August 8, 2005
/s/ Theodore J. LaVallee, Sr. Theodore J. LaVallee, Sr.	Director	August 4, 2005
Joe E. McCart	Director	August 8, 2005
/s/ H.N. Padget, Jr. H.N. Padget, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2005
/s/ John A. Pond John A. Pond	Director	August 8, 2005
/s/ Edgar H. Sims, Jr. Edgar H. Sims, Jr.	Director	August 4, 2005
/s/ Richard T. Smith Richard T. Smith	Director	August 8, 2005
/s/ Neil H. Strickland Neil H. Strickland	Director	August 5, 2005

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Powell Goldstein LLP with respect to the securities being registered, including consent.
23.1	Consent of counsel (included in Exhibit 5.1).
23.2	Consent of Mauldin & Jenkins, LLC, independent registered accounting firm.
24.1	Power of Attorney (see signature pages to this Registration Statement).
99.1	First Capital Bancorp, Inc.’s 1994 Stock Incentive Plan (incorporated by reference from Exhibit 10.4 to First Capital Bancorp’s Annual Report on Form 10-KSB filed on April 15, 2005).